Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated April 28, 2025, relating to the financial statements of Churchill Capital Corp. X as of December 31, 2024, and for the period from January 4, 2024 (inception) through December 31, 2024, appearing in the Registration Statement on Form S-1, File No. 333-286799.

/s/ WithumSmith+Brown, PC

New York, New York
May 13, 2025